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                                                                   EXHIBIT 10.26



                                 RESTATED LEASE


         THIS RESTATED LEASE (this "RESTATED LEASE") is made by and between KOSS CORPORATION, a Delaware corporation ("TENANT") and HOME DEPOT U.S.A., INC., a Delaware corporation ("LANDLORD") as of the 20th day of January, 1999.

                                    RECITALS

         A. By Building Lease dated December 31, 1985, Hi-Tran, Inc. as landlord and Tenant entered into a written lease (the "BUILDING LEASE") for certain premises commonly known as 4129 and 4189 North Port Washington Road and legally described on Exhibit A attached thereto as Parcels 1 and 2. The Building Lease was subsequently amended by: (i) that certain Amendment to Lease dated February 28, 1986 between Junior House, Inc. (as successor to Hi-Tran, Inc. by merger) and Tenant (the "FIRST AMENDMENT"); (ii) that certain Addendum to Lease dated December ___, 1987 (the foregoing date intentionally left blank to reflect the exact reference to the date in said document) between John C. Koss ("KOSS") (as successor by assignment to Junior House, Inc.) and Tenant (the "SECOND AMENDMENT"); and (iii) that certain Third Lease Amendment dated as of June 25, 1993 between Koss and Tenant (the "THIRD AMENDMENT" which, together with the Building Lease, the First Amendment and the Second Amendment is sometimes collectively referred to herein as the "LEASE").

         B. In conjunction with the sale of a portion of the original premises demised under the Lease from Koss to Landlord, Koss, Landlord and Tenant have concurrently herewith entered into a Partial Assignment, Termination and Modification of Lease (the "ASSIGNMENT"). For purposes of this Restated Lease, all terms used herein with initial capital letters which are defined in the Assignment shall have the same meaning herein as are ascribed to such terms in the Assignment unless otherwise defined herein or the context dictates otherwise. The purpose of the Assignment was, among other things, to: (i) terminate the Lease as to all portions of the HD Parcel except for the Koss Sign Premises; and (ii) memorialize the partial assignment of Koss' rights and obligations as landlord under the Lease with respect to the Koss Sign Premises to Landlord.

         C. In connection with the foregoing sale transaction, Koss and Landlord have also concurrently herewith executed a Reciprocal Easement Agreement ("REA") which, among other things, contained various rights and obligations concerning the Koss Signs. Tenant executed a consent to the REA whereby, among other things, Tenant consented to and agreed to be bound by all applicable terms, conditions and provisions of the REA, subject to the limitations contained in such consent.

         D. Pursuant to the terms of the Assignment, Landlord and Tenant agreed to execute this Restated Lease with respect to the HD Lease, and now desire to enter into this Restated Lease for purposes of better describing the parties respective rights and obligations with respect to the Koss Sign Premises. For purposes of this Restated Lease, the term "this Restated Lease" shall in all instances refer to the HD Lease, as amended, supplemented and clarified by the terms of this Restated Lease.



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         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. LEASE. Landlord and Tenant mutually ratify and confirm Tenant's continued leasehold rights in and to the Koss Sign Premises (consisting of the Koss Signs and the Koss Sign Pads located on the HD Parcel legally described on EXHIBIT A attached hereto and as approximately shown on the Site Plan attached hereto as EXHIBIT B upon and subject to the terms of this Restated Lease. For purposes of this Restated Lease, (i) all references in the Lease to the terms "this Lease" or "the Lease" or "hereof" or "herein" or words of similar import referring to the Lease shall refer to this Restated Lease, (ii) all references in the Lease to the terms "Premises," or "Leased Premises," or "demised premises" or any words of similar import shall refer to the Koss Sign Premises; and (iii) all references in the Lease to the term "Landlord" shall refer to Home Depot U.S.A., Inc. or its grantees, successors or assigns, as the case may be.

         2. TERM, PURPOSE AND POSSESSION.

         (a) The term of this Restated Lease is hereby extended so as to expire upon the earlier to occur of (i) the cessation of Tenant's use of the Koss Parcel for electronics manufacturing and related business, or (ii) December 31, 2098, unless sooner terminated as provided in the Restated Lease. Upon the expiration or earlier termination of this Restated Lease, Tenant agrees, upon not less than fifteen (15) days' prior written notice, to sign an instrument in recordable form to be provided by Landlord releasing all of Tenant's right, title and interest in and to the HD Parcel as Landlord or its title insurer may reasonably require to insure over Tenant's leasehold rights pursuant hereto.

         (b) Subject to the terms of this Restated Lease, the Koss Sign Premises may be used by Tenant for purposes of the maintenance, operation, repair and replacement (including the periodic changing of the billboard advertising signage) of the Koss Signs and for no other purpose. Landlord and Tenant acknowledge and agree that any physical changes to the structure of the Koss Signs shall be subject to the prior written consent of Landlord as more particularly set forth in Section 8 of the Building Lease; provided, however, Landlord hereby agrees that such consent shall not be unreasonably withheld or delayed. In no event may the Koss Signs be used (i) to identify any of Landlord's competitors, (ii) to advertise any product or service for or on behalf of any owner or operator of a home improvement center or hardware store (other than Landlord) or for any other item described in Section 3.01(f) of the REA (unless first approved by Landlord), or (iii) to communicate any negative or derogatory material concerning Landlord, its home improvement centers or any products or services sold by Landlord. In connection with Tenant's use of the Koss Sign Premises, Tenant agrees that it will not do, suffer or permit, or agree to do anything that would in any way interfere with or delay or increase the cost of the development or operation of the HD Parcel or Landlord's business operated thereon.

         (c) Tenant acknowledges that as of the date hereof, Tenant is in possession of the entire Koss Sign Premises, and: (i) Tenant hereby accepts the Koss Sign Premises in their "AS-IS CONDITION AND AS-BUILT CONFIGURATION" subject to all easements, covenants, conditions or other matters of record; and (ii) Landlord shall not be required to install, or

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contribute toward the cost of any alterations, additions or improvements to the
Koss Sign Premises for Tenant's occupancy during the term of this Restated Lease, except for Landlord's obligations pursuant to Sections 2.03(e) and (f) of the REA.

         3. RENT. Landlord acknowledges that annual rent in the amount of Ten Dollars (10.00) per year for the entire term of this Restated Lease has been prepaid, the receipt and sufficiency of which are acknowledged by Landlord and that except as referenced in Section 4 hereof, no other consideration is due Landlord from Tenant throughout the term under this Restated Lease with respect to the use of the Koss Sign Premises without in any way otherwise limiting, modifying or affecting Tenant's obligations and liabilities under this Restated Lease.

         4. MAINTENANCE AND TAXES.

         (a) Tenant shall, at its sole cost and expense (i) repair and maintain (including necessary replacements) the Koss Signs (including, without limitation, the physical sign structures as well as all signfaces thereon) in good condition and repair so as to keep same in a safe, sightly and functional condition at all times in accordance with and subject to the applicable terms of
Section 2.03 of the REA including, without limitation, all applicable ordinances, statutes, regulations and all other local, state, and federal laws applicable to the Koss Signs, and (ii) be responsible for all utility consumption charges in connection with the illumination of the Koss Signs, which utility line or lines are now or shall be connected to a meter or submeter which shall be billed directly to the Koss Parcel. It is the intention of the parties hereto that (1) Tenant shall perform and satisfy all of the obligations of the Owner of the Koss Parcel (as defined in the REA) with respect to the Koss Signs, and (2) Landlord shall maintain the Koss Sign Pads in accordance with and subject to the terms of Article II of the REA.

         (b) Landlord shall be responsible for payment of all real estate taxes attributable to the HD Parcel (including the Koss Sign Premises) without reimbursement from Tenant, and Tenant shall not have the right to contest any real estate taxes with respect thereto notwithstanding anything to the contrary in the Lease.

         5. ACCESS. In connection with the exercise of any rights available to Tenant with respect to the Koss Sign Premises or the performance of any obligations required of Tenant with respect to the Koss Sign Premises under this Restated Lease or under the REA, Tenant shall have the right to enter upon the HD Parcel as reasonably necessary to perform such obligations or exercise such rights. Any entry onto the HD Parcel shall be made subject to all of the terms of this Restated Lease and the REA including, without limitation, Tenant's covenant to perform any work expeditiously, in a good workmanlike manner and so as to not interfere with the business operation conducted on the HD Parcel and to timely pay for all such work so as to prevent any lien claims from arising on the HD Parcel. All insurance and indemnification provisions contained in the Building Lease shall apply as fully with respect to Tenant's use of the Koss Sign Premises pursuant to this Restated Lease as if they were set forth herein in their entirety.

         6. DESTRUCTION. If either or both of the Koss Signs are partially or wholly damaged or destroyed by fire or other casualty or occurrence, Tenant shall have the option, to be exercised in writing to Landlord within sixty (60) days following the date of any such fire or other


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casualty, to (i) repair, replace or restore the Koss Signs (or the applicable damaged sign, as the case may be), in which case this Restated Lease shall continue in full force and effect for the remainder of the unexpired term hereof, or (ii) terminate this Restated Lease by written notice to Landlord, whereupon subject to Tenant's removal of the Koss Signs if so required by Landlord, the parties shall have no further rights or obligations hereunder, except for any obligations or liabilities which have previously accrued under this Restated Lease which shall survive the termination hereof. If Tenant fails to furnish a written election within said 60-day period, Tenant shall be deemed to have elected to repair, replace or restore the Koss Signs (or the applicable damaged sign, as the case may be). Upon the expiration or earlier termination of this Restated Lease as to one or both of the Koss Signs, upon written request by Landlord, Tenant shall, at its expense, remove the applicable sign(s) from the Koss Sign Premises (and the HD Parcel) leaving the Koss Sign Premises (and adjacent areas on the HD Parcel) in a safe and sightly condition, at grade with adjacent areas on the HD Parcel and free of all sign materials and improvements, holes, piles of dirt or other materials or debris caused by such removal, repairing any damage to any portion of the HD Parcel caused thereby. If Tenant elects or is deemed to have elected to repair, replace or restore the Koss Signs pursuant to this Section 6, Tenant shall commence such repair, replacement or restoration within ninety (90) days following the date of damage or destruction (subject to reasonable extension due to force majeure) and shall diligently prosecute such repair, replacement or restoration work, as the case may be, to completion within one hundred eighty (180) days following the date of damage or destruction (subject to reasonable extension due to force majeure), failing which, in either case of failure to commence or complete in accordance herewith, this Restate Leased shall terminate with respect to the applicable sign(s) so damaged or destroyed. If, following any substantial damage or destruction, such repair, restoration or rebuilding is prohibited by applicable law, then this Restated Lease shall terminate as provided herein with respect to the applicable sign(s). Any restoration or replacement of the Koss Signs shall be built solely on the Koss Sign Pads in accordance with and subject to all applicable terms of this Restated Lease and shall be substantially similar in size and height to the sign which was damaged or destroyed. Except as provided in the following sentence, Tenant hereby waives any right of recovery and releases all claims against Landlord with respect to any damage or destruction to the Koss Signs from any cause whatsoever to the extent of the proceeds payable under any policies of insurance maintained by Tenant pursuant to the Restated Lease or which would have been payable had the required insurance coverage been maintained, whether or not such damage or loss shall have been caused by any acts or omissions of Landlord or its directors, officers, employees, agents, tenants or occupants. Notwithstanding the terms of the preceding sentence, if the Koss Signs or either of them are materially damaged or destroyed as a result of an intentional act of Landlord, and if the restoration or reconstruction of the affected sign(s) is then prohibited by law, then the foregoing waiver and release shall not apply with respect to any claim or right of recovery for direct (and not consequential, special or indirect) damages that Tenant may have against Landlord in connection with such damage or destruction.

         7. RECIPROCAL EASEMENT AGREEMENT. The REA and this Restated Lease shall be construed together with the intent of giving full force and effect to each and every term and provision of each agreement.

         8. NOTICES. Notices required or desired to be given under this Restated Lease shall be in writing and delivered by nationally recognized overnight courier with evidence of receipt to

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the parties at the addresses below or such other addresses as one or more parties may from time to time designate by like notice. Delivery shall be deemed effective on the date of delivery as shown by the delivery ticket of the courier evidencing receipt thereof. The initial addresses of the parties are as follows:

(a)      If to Tenant        Koss Corporation
                             Attention: Michael Koss
                             4129 North Port Washington Road
                             Milwaukee, Wisconsin 53212

         with copy to:       Richard W. Silverthorn
                             Whyte Hirschboeck Dudek, S.C.
         .                   111 E. Wisconsin Avenue, Suite 2100
                             Milwaukee, Wisconsin 53202

         If to Landlord:     Home Depot U.S.A., Inc.
                             1400 West Dundee Road
                             Arlington Heights, Illinois 60004
                             Attention:  Michael LaFerle
                                         Midwest Real Estate Manager

         with copies to:     Home Depot U.S.A., Inc.
                             2455 Paces Ferry Road
                             Building C, 20th Floor
                             Atlanta, Georgia 30339
                             Attention: Senior Corporate Counsel - Real Estate

                             and

                             Altman, Kritzer & Levick, Ltd.
                             1101 Perimeter Road
                             Suite 700
                             Schaumburg, Illinois 60173
                             Attention: Gregg M. Dorman, Esq.

         9. TENANT AGREEMENTS. Anything in the Lease to the contrary notwithstanding, Tenant acknowledges and agrees that:

                  (a) Landlord has no obligations or liabilities with respect to the Koss Sign Premises except as expressly provided in this Restated Lease or the REA;

                  (b) Landlord has no obligations or liabilities of any kind or nature whatsoever with respect to or arising out of (i) the Lease prior to the effective date of the Assignment and this Restated Lease (including, without limitation, any obligations, debts or liabilities of Koss as landlord under the Lease, if any), or (ii) the Koss Parcel or the condition thereof, or (iii) any other agreements (verbal or written) between Koss and Tenant with


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         respect to the Koss Sign Premises, the HD Parcel or any other matter or thing, and Tenant does hereby release Landlord from any such obligations or liabilities and waives all claims against Landlord in connection therewith;

                  (c) Landlord is not making and has not made any representations or warranties of any kind or nature concerning the Koss Sign Premises including, without limitation, the condition thereof or whether the Koss Signs are or will be in compliance with or permitted by applicable laws;

                  (d) the covenant of quiet enjoyment set forth in the Lease with respect to the Koss Sign Premises shall only apply with respect to matters caused by Landlord, its agents, employees or contractors, or anyone claiming by or through Landlord;

                  (e) the indemnity set forth in Section 9(D) of the Building Lease shall also include Tenant's indemnification of Landlord with respect to any liabilities, claims, losses, damages, demands, fines, penalties, interest, liens, costs or expenses (including, without limitation, reasonable attorneys' fees and litigation expenses) arising out of the failure of the Koss Signs to comply with all applicable laws or with respect to the continued maintenance of the Koss Signs following notice from any applicable governmental authority that such signs are prohibited under applicable law; and

                  (f) In addition to any other applicable rights or remedies available to Landlord at law or in equity, Landlord shall have all rights and remedies available under Section 14 of the Building Lease in the event of Tenant's default under this Restated Lease.

         10. AUTHORITY. Each of the parties hereto represents, warrants and covenants unto the other that this Restated Lease has been duly authorized, executed and delivered, is a valid and binding obligation of such party and is enforceable against such party in accordance with its terms.

         11. AMENDMENT; CONFLICT. Except as terminated, partially assigned, amended and restated in the Modification and this Restated Lease, all terms, covenants, conditions, agreements and provisions set forth in the Lease are ratified, confirmed and approved. In the event of any conflict between the Lease and the terms of the Modification and this Restated Lease, the terms of the Modification and this Restated Lease shall in all instances govern and control.

         12. MEMORANDUM AND RELEASE. Landlord and Tenant agree that a Memorandum of this Restated Lease in the form attached hereto as EXHIBIT C shall be executed and acknowledged by the parties hereto concurrently with the execution of this Restated Lease and recorded at Tenant's expense. Upon the expiration or earlier termination of this Restated Lease, Tenant agrees, upon not less than fifteen (15) days' prior written notice from Landlord, to sign a release with respect to the Memorandum of Restated Lease in recordable form as Landlord or its title insurer may reasonably require to further confirm and evidence such expiration or termination.




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         13.      MISCELLANEOUS.

         (a) If any provision of this Restated Lease, or portion thereof, or its application to any person or circumstances is held invalid, inoperative or unenforceable, the remainder of this Restated Lease shall be unaffected and enforced to the fullest extent permitted by law.

         (b) This Restated Lease shall be construed and enforced in accordance with the laws of the State of Wisconsin.

         (c) This Restated Lease shall be binding upon and inure to the benefit to the named parties and each successor and assign thereof; provided, however, nothing herein shall in way be deemed to limit, modify or adversely affect the terms of Section 12 of the Building Lease.

         (d) This Restated Lease may only be amended, modified or terminated by a written instrument executed by Landlord and Tenant or the respective successors or assigns.

         (e) This Restated Lease may be executed in several counterparts, each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

         TEXT OF RESTATED LEASE ENDS HERE; SIGNATURE PAGE TO FOLLOW














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         IN WITNESS WHEREOF, this Restated Lease has been executed by the parties as of the date first above written.

TENANT:                    KOSS CORPORATION



                           By:  /s/ Michael J. Koss
                                --------------------
                                Michael Koss, Chief Executive Officer




LANDLORD:                  HOME DEPOT U.S.A., INC.



                           By: /s/ Kathryn E. Lee
                                ------------------------------------
                           Print Name: Kathryn E. Lee
                                       -----------------------------
                           Title:  Senior Corporate Counsel
                                   ---------------------------------






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